UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Purchase Agreement

On May 24, 2011, Eagle Rock Energy Partners, L.P. (the “Partnership”), Eagle Rock Energy Finance Corp. (“FinanceCo” and, together with the Partnership, the “Issuers”) and the Guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp. and RBS Securities Inc., as representatives of the several initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of $300,000,000 in aggregate principal amount of the Issuers’ 8 3/8% senior notes due 2019 (the “Notes”).  The Notes were sold to the initial purchasers at 96.779% of par, for net proceeds (after deducting estimated expenses) of approximately $289.2 million.  The net proceeds were used to repay borrowings outstanding under the Partnership’s credit facility.  Closing of the issuance and sale of the Notes occurred on May 27, 2011.

The Notes were offered and sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).  The Notes were resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.  The Issuers and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated May 27, 2011 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  The Notes are the general unsecured senior obligations of the Issuers.  The Notes rank equally in right of payment with all of the Issuers’ existing and future senior indebtedness and senior in right of payment to any of the Issuers’ future subordinated indebtedness.  The Notes are effectively junior in right of payment to all of the Issuers’ existing and future secured indebtedness and other obligations, including borrowings outstanding under the Issuers’ existing credit facility, to the extent of the value of the assets securing such indebtedness and other obligations.  The Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors, which are the Partnership’s existing subsidiaries, and by certain future subsidiaries of the Partnership.

Interest and Maturity

The Notes will mature on June 1, 2019, and interest is payable on the Notes on each June 1 and December 1, commencing December 1, 2011.

Optional Redemption

The Issuers have the option to redeem all or a portion of the Notes at any time on or after June 1, 2015 at the redemption prices specified in the Indenture plus accrued and unpaid interest.  The Issuers may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to June 1, 2015.  In addition, the Issuers may redeem up to 35% of the Notes prior to June 1, 2014 under certain circumstances with the net cash proceeds from certain equity offerings at 108.375% of the principal amount of the notes redeemed.

Certain Covenants

The Indenture restricts the Partnership’s ability and the ability of the Partnership’s restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue redeemable stock; (ii) pay dividends on stock, repurchase stock or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create liens on their assets; (vi) sell or otherwise dispose of certain assets, including capital stock of subsidiaries; (vii) restrict dividends, loans or other asset transfers from the Partnership’s restricted subsidiaries; (viii) enter into new lines of business; and (ix) consolidate with or merge with or into, or sell all or substantially all of their properties (taken as a whole) to, another person. These covenants are subject to a number of important exceptions and qualifications, including that certain of the covenants will be terminated if at any time no default has occurred and is continuing and the Notes receive an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon acceleration or redemption, of the principal on the Notes; (iii) failure by either of the Issuers to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations; (v) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) there occurs with respect to any indebtedness of the Issuers or any guarantor of the Notes having an outstanding principal amount of $20.0 million or more (a) an event of default which results in such indebtedness being due and payable prior to its maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness; (vii) failure by the Issuers, any guarantor of the Notes or other significant subsidiary to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries; and (ix) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either of the Issuers, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.  The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with representatives of the Initial Purchasers, dated May 27, 2011.  Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes and evidencing the same indebtedness as the Notes.  In addition, the Issuers and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee.  The Issuers and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 400 days of May 27, 2011.  The Issuers and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the notes to become effective if the Issuers cannot effect the exchange offer within the 400-day time period and in certain other circumstances.  If the Issuers fail to satisfy these obligations on a timely basis, they will be required to pay an additional 1% of interest to holders of the Notes, until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference.  The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated as of May 27, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 27, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of May 24, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 27, 2011	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

4.1	Indenture dated as of May 27, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of May 27, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of May 24, 2011 among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., the Guarantors named therein and the Initial Purchasers named therein.